Exhibit 99.1

Neustar Reports Results for Third Quarter 2011

Board Authorizes an Additional $250 Million Share Repurchase

STERLING, VA., October 11, 2011 — Neustar, Inc. (NYSE: NSR), a global leader in network addressing, routing and policy management, today announced results for the quarter ended September 30, 2011. The company also increased its guidance for full-year 2011 and announced the repurchase of up to $250 million of its Class A common shares on an accelerated basis.

In a separate announcement, the company stated that it has entered into a definitive agreement to acquire Targus Information Corporation, or TARGUSinfo, a leading, independent provider of real-time, on-demand information and analytics services including Caller ID, for approximately $650 million in cash.

Summary of Consolidated Third Quarter Results Compared to Third Quarter of 2010

•	Revenue increased 18% to $152.5 million

•	Income from continuing operations increased 19% to $37.8 million

•	Earnings per diluted share from continuing operations increased 21% to $0.51

•	EBITDA from continuing operations increased 11% to $68.6 million, representing a 45% margin

“Neustar continues to drive shareholder value across multiple fronts. Our third quarter results demonstrate our ability to continue to deliver double-digit revenue growth and generate strong profits and cash flows,” said Lisa Hook, Neustar’s president and chief executive officer. Ms. Hook continued, “The acquisition of TARGUSinfo furthers our business strategy with growing, high margin operations in markets adjacent to our core business. Our new capital structure, including a prudent amount of debt, allows us to make this acquisition and continue significant returns to shareholders. We are building shareholder value by increasing future cash generation and strategically diversifying our business while accelerating our share repurchases.”

Paul Lalljie, Neustar’s chief financial officer added, “We continue to deliver strong top line growth coupled with high margins and cash flows. This allows us to invest organically, make strategic, accretive acquisitions and return meaningful amounts of capital to shareholders. The third quarter results and the key performance indicators of our business have prompted us to update our full-year revenue and EBITDA guidance. Strong financial momentum, coupled with our operational achievements, put us in a solid position for growth in the future.”

Discussion of Third Quarter Results

Consolidated revenue totaled $152.5 million, an 18% increase from $129.4 million in the third quarter of 2010, driven by growth in both the Carrier Services and Enterprise Services business segments. In particular:

•

Carrier Services revenue totaled $114.2 million, an 18% increase from $96.7 million in the third quarter of 2010. This increase is primarily due to a $10.9 million increase in the revenues under the company’s contracts to provide NPAC Services, which is included in our Numbering Services revenue. Additionally, Order Management Services revenue increased by $5.6 million, primarily due to greater customer demand and usage and the addition of our newly acquired licensed order management services. These revenue increases were partially offset by a decrease in revenues from customer requests for functionality improvements; and

•

Enterprise Services revenue totaled $38.3 million, a 17% increase from $32.8 million in the third quarter of 2010. This increase is driven by a $3.2 million increase in Internet Infrastructure Services revenue resulting from the addition of new DNS solutions, including IP geolocation services. Registry Services revenue increased by $2.3 million mainly due to an increase in the number of common short codes under management.

Total operating expense increased 24% to $94.4 million from $76.1 million in the third quarter of 2010. The $18.3 million year-over-year increase includes approximately $6 million in operating expenses from acquired businesses, and approximately $2 million of deal related expenses. The remaining $10.3 million increase in operating expenses was driven by increased personnel and personnel-related expenses and royalties to support increased revenues and operations.

Results related to the company’s Converged Messaging Services business for prior periods have been reclassified to discontinued operations following the company’s exit of its Converged Messaging Services business during the second quarter of 2011.

Cash, cash equivalents and investments totaled $410.3 million as of September 30, 2011, compared to $432.1 million as of June 30, 2011 and compared to $382.4 million as of December 31, 2010. The net decrease in cash, cash equivalents, and investments from the quarter ended June 30, 2011 of $21.8 million was primarily due to the purchase of certain numbering solutions assets from Evolving Systems, Inc. for approximately $39 million. The company also purchased approximately 941,000 shares of its Class A common stock at an average price of $25.10 per share, for a total purchase price of $23.6 million.

Business Outlook for 2011

The company updated the full-year 2011 guidance previously provided on July 27, 2011:

•	Revenue to range from $595 million to $600 million;

•	EBITDA from continuing operations to range from $257 million to $263 million; and

•

Income from continuing operations to range from $132 million to $138 million, or between $1.76 and $1.84 per diluted share. Per share calculations are based on an estimated 75.0 million diluted weighted average shares outstanding.

Reconciliation of Non-GAAP Financial Measures

In this press release and in other public statements, Neustar presents certain non-GAAP financial data. To place this data in an appropriate context, the following is a reconciliation of income from continuing operations to EBITDA from continuing operations for the three and nine months ended September 30, 2010 and 2011 and the year ended December 31, 2010. Also provided is a reconciliation of projected income from continuing operations to projected EBITDA from continuing operations for the year ending December 31, 2011.

The reconciliation allows investors to appropriately consider each non-GAAP financial measure. These non-GAAP financial measures, however, should not be considered a substitute for or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes that these measures enhance investors’ understanding of the company’s financial performance and the comparability of the company’s operating results to prior periods, as well as against the performance of other companies. However, these non-GAAP financial measures may not be comparable with similar non-GAAP financial measures used by other companies and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Prior disclosures of non-GAAP figures do not exclude the same items and as such should not be used for comparison purposes.

Reconciliation to EBITDA from continuing operations

	Three Months Ended September 30,		Nine Months Ended September 30,		Year Ended December 31,	Year Ending December 31,
	2010	2011	2010	2011	2010 (1)	2011 (2)
	(in thousands, except per share data)
	(unaudited)
Revenue	$129,438	$152,497	$384,004	$446,275	$520,866	$597,500

Income from continuing operations	$31,820	$37,773	$92,670	$104,854	$124,028	$135,000
Add: Depreciation and amortization	8,255	10,486	23,825	29,018	32,861	40,000
Add: Other expense (income)	225	371	(646)	(289)	(587)	200
Add: Provision for income taxes, continuing operations	21,275	19,931	61,570	65,060	82,282	84,800

EBITDA from continuing operations	$61,575	$68,561	$177,419	$198,643	$238,584 (3)	$260,000

EBITDA from continuing operations per diluted share	$0.81	$0.92	$2.33	$2.65	$3.14	$3.47

EBITDA margin (4)	48%	45%	46%	45%	46%	44%

Weighted average diluted common shares outstanding	76,026	74,632	76,060	75,079	76,065	75,000

(1)	The amounts expressed in this column are derived from the company’s audited consolidated financial statements for the year ended December 31, 2010. Results related to the company’s Converged Messaging Services business for prior periods have been reclassified to discontinued operations.
(2)	The amounts expressed in this column are based on current estimates as of the date of this press release of results for the full year. This reconciliation is based on the midpoint of the revenue guidance.
(3)	Includes management transition costs of $6.0 million for restructuring and severance costs.
(4)	EBITDA margin is a measure of EBITDA from continuing operations as a percentage of total revenue.

Conference Call

Neustar will conduct an investor conference call to discuss the company’s results today at 4:50 p.m. (Eastern Time). Prior to the call, investors may access the conference call over the Internet via the Investor Relations tab of the company’s website (www.neustar.biz). Those listening via the Internet should go to the site 15 minutes early to register, download and install any necessary audio software.

The conference call is also accessible via telephone by dialing (866) 510-0707 (international callers dial (617) 597-5376) and entering PIN 85338644. For those who cannot listen to the live broadcast, a replay will be available through 11:59 p.m. (Eastern Time) Tuesday, October 18, 2011 by dialing (888) 286-8010 (international callers dial (617) 801-6888) and entering replay PIN 57755227, or by going to the Investor Relations tab of the company’s website (www.neustar.biz).

Neustar will take live questions from securities analysts and institutional portfolio managers; the complete call is open to all other interested parties on a listen-only basis.

This press release, the financial tables and other supplemental information, including a reconciliation of segment contribution to the nearest comparable GAAP measure and reconciliations of certain other non-GAAP measures to their nearest comparable GAAP measures that may be used periodically by management when discussing the company’s financial results with investors and analysts, are available on the company’s website under the Investor Relations tab.

About Neustar, Inc.

Neustar, Inc. (NYSE: NSR) provides market-leading, innovative solutions and directory services that enable trusted communication across networks, applications, and enterprises around the world. Visit Neustar online at www.neustar.biz.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release includes information that constitutes forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements about the company’s expectations, beliefs and business results in the future, such as guidance regarding its 2011 results. The company has attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes” and variations of these words and similar expressions. Similarly, statements herein that describe the company’s business strategy, prospects, opportunities, outlooks, objectives, plans, intentions or goals are also forward-looking statements. The company cannot assure you that its expectations will be achieved or that any deviations will not be material. Forward-looking statements are subject to many assumptions, risks and uncertainties that may cause future results to differ materially from those anticipated. These potential risks and uncertainties include, among others, the risks and uncertainties arising from the company’s proposed acquisition of TARGUSinfo; the possibility that the closing of the transaction may be delayed or may not occur; difficulties with the integration process or the realization of the benefits of the transaction; general economic conditions in the regions and industries in which Neustar and TARGUSinfo operate; regulatory matters involving antitrust and other issues that could affect the closing of the transaction; the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as disruptions to the company’s operations; modifications to or terminations of its material contracts; its ability to successfully identify and complete acquisitions; integrate and support the operations of businesses the company acquires; increasing competition; market acceptance of its existing services; its ability to successfully develop and market new services; the uncertainty of whether new services will achieve market acceptance or result in any revenue; and business, regulatory and statutory changes in the communications industry. More information about potential factors that could affect the company’s business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, the company’s Annual Report on Form 10-K for the year ended December 31, 2010 and subsequent periodic and current reports. All forward-looking statements are based on information available to the company on the date of this press release, and the company undertakes no obligation to update any of the forward-looking statements after the date of this press release.

NEUSTAR, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2011	2010	2011
	(unaudited)
Revenue:
Carrier Services	$96,657	$114,155	$292,049	$334,604
Enterprise Services	32,781	38,342	91,955	111,671

Total revenue	129,438	152,497	384,004	446,275
Operating expense:
Cost of revenue (excluding depreciation and amortization shown separately below)	27,574	34,194	81,578	96,663
Sales and marketing	21,322	25,069	64,686	76,275
Research and development	3,519	3,746	10,648	11,183
General and administrative	15,865	20,960	48,084	63,124
Depreciation and amortization	8,255	10,486	23,825	29,018
Restructuring (recoveries) charges	(417)	(33)	1,589	387

	76,118	94,422	230,410	276,650

Income from operations	53,320	58,075	153,594	169,625
Other (expense) income:
Interest and other expense	(4,294)	(675)	(6,842)	(1,148)
Interest and other income	4,069	304	7,488	1,437

Income from continuing operations before income taxes	53,095	57,704	154,240	169,914
Provision for income taxes, continuing operations	21,275	19,931	61,570	65,060

Income from continuing operations	31,820	37,773	92,670	104,854
(Loss) income from discontinued operations, net of tax	(1,871)	—	(8,946)	37,249

Net income	$29,949	$37,773	$83,724	$142,103

Basic net income (loss) per common share:
Continuing operations	$0.43	$0.52	$1.24	$1.42
Discontinued operations	(0.03)	—	(0.12)	0.51

Basic net income per common share	$0.40	$0.52	$1.12	$1.93

Diluted net income (loss) per common share:
Continuing operations	$0.42	$0.51	$1.22	$1.40
Discontinued operations	(0.03)	—	(0.12)	0.49

Diluted net income per common share	$0.39	$0.51	$1.10	$1.89

Weighted average common shares outstanding:
Basic	74,808	73,237	74,806	73,658

Diluted	76,026	74,632	76,060	75,079

NEUSTAR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,	September 30,
	2010	2011
	(audited)	(unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$345,372	$391,825
Restricted cash	556	10,094
Accounts and unbilled receivables, net	89,438	88,029
Prepaid expenses and other current assets	19,213	22,568
Income taxes receivable	—	12,076
Deferred tax assets	6,146	9,030

Total current assets	460,725	533,622

Long-term investments	37,009	18,473
Property and equipment, net	74,296	90,206
Goodwill and intangible assets, net	143,625	181,973
Other assets, long-term	8,082	11,202
Deferred tax assets, long-term	10,137	7,895

Total assets	$733,874	$843,371

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$61,690	$61,693
Deferred revenue	31,751	35,546
Capital lease obligations	6,325	3,526
Accrued restructuring	4,703	2,139
Other liabilities	11,035	7,043

Total current liabilities	115,504	109,947

Deferred revenue, long-term	10,578	10,733
Capital lease obligations, long-term	4,076	2,459
Accrued restructuring, long-term	315	—
Other liabilities, long-term	7,289	10,332

Total liabilities	137,762	133,471
Total stockholders’ equity	596,112	709,900

Total liabilities and stockholders’ equity	$733,874	$843,371

NEUSTAR, INC.

SEGMENT REVENUE AND CONTRIBUTION

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2011	2010	2011
	(unaudited)		(unaudited)
Revenue:(1)(3)
Carrier Services	$96,657	$114,155	$292,049	$334,604
Enterprise Services	32,781	38,342	91,955	111,671

Total revenue	$129,438	$152,497	$384,004	$446,275

Segment contribution:(2)(3)
Carrier Services	$86,561	$99,302	$261,787	$293,451
Enterprise Services	15,733	16,551	41,782	47,620

Total segment contribution	$102,294	$115,853	$303,569	$341,071

(1)	Carrier Services:

•	Numbering Services

•	Order Management Services

•	IP Services

Enterprise Services:

•	Internet Infrastructure Services

•	Registry Services

(2)	Segment contribution excludes certain unallocated costs within the following expense classifications: cost of revenue, sales and marketing, research and development, and general and administrative. In addition, depreciation and amortization and restructuring charges are excluded from segment contribution. Such unallocated costs totaled $49.0 million and $57.8 million for the three months ended September 30, 2010 and 2011, respectively, and totaled $150.0 million and $171.4 million for the nine months ended September 30, 2010 and 2011, respectively.
(3)	The financial information above reflects the reclassification of the company’s Converged Messaging Services business to discontinued operations for all periods presented.

Contact Info:

Investor Relations Contact Dave Angelicchio (571) 434-3443 InvestorRelations@neustar.biz	Media Contact Allen Goldberg (202) 368-4670 allen.goldberg@neustar.biz